
AeroForm

AirXpanders®

Stock Option Exchange Offer

November 7, 2018

Agenda

- What is the Exchange Offer?
- Why is AirXpanders making the Offer?
- Am I eligible to participate?
- Which of my options are eligible?
- What will I receive if I participate?
- When will the new options vest?
- When must I decide?
- How do I learn more?
- How do I make the election?
- What are the tax implications of participating in the Offer?
- Important Considerations
- Questions

What is the Offer?

A one-time voluntary opportunity for eligible employees who hold underwater, eligible options to exchange them for:

- **New options in an amount equal to the options exchanged (one for one exchange),**
- **That have an exercise price equal to the closing price of AirXpanders stock on the day after the offer expires, and**
- **That are subject to a new vesting schedule and term**

Why is AirXpanders making the Offer?

Many of our employees are holding options with exercise prices significantly above the current market price for the shares of AirXpanders stock

The exchange program is meant to improve retention and incentive value of AirXpanders' equity compensation

Am I eligible to participate?

You are eligible if:

- **You are an employee of AirXpanders as of the date the Offer starts (November 7, 2018)**
- **You remain employed until the Offer expires (December 6, 2018, unless the offering period is extended) and**
- **You hold eligible options ("eligible employees")**

Members of our board of directors, including the CEO, are not eligible employees

Which of my options are eligible?

Stock options to purchase shares of AirXpanders common stock that:

- **Are outstanding and unexercised as of the expiration date (December 6, 2018, unless the offering period is extended), and**
- **Were granted under AirXpanders' 2015 Equity Incentive Plan**

Vested and unvested options are eligible

You have been provided a statement your eligible options

What will I receive if I participate?

You will receive a number of new options equal to the number of eligible options exchanged on a one for one basis

All new options will have an exercise price per share equal to the closing price of AirXpanders' stock on the new option grant date (i.e. the day after the Offer expires)

- **ISOs will be exchanged for ISOs (unless federal tax rules limit the characterization), NSOs will be exchanged for NSOs**

When will the new options vest?

All new options will be unvested on the new option grant date

- **The new option grant date will one day after be the Offer expiration date (December 7, 2018, unless the offering period is extended)**

All new options will be subject to a new vesting schedule

- **Vesting is subject to your continued service with AirXpanders through the applicable vesting dates**
- **The new vesting schedule will be as follows: (i) 25% of the new option grant will vest one year after the new grant date (November 28, 2019, unless the offering period is extended) and (ii) one-forty-eighth (1/48th) of the new option grant will vest monthly thereafter.**

The maximum term for the new options will be 10 years

When will the new options vest?

If you choose to participate, you must elect by December 6, 2018, at 9:00 pm PST (unless extended) (the "expiration date")

- **You may change or withdraw your election at any point before the expiration date.**
- **Any valid elections made as of the expiration date are final.**

New options are scheduled to be granted on the next calendar day after the expiration date

How do I learn more?

Read the launch email from Frank Grillo ("Launch Email")

- Includes as attachments the Offer to Exchange Certain Outstanding Stock Options for New Stock Options ("Offering to Exchange") and election form

Review the Offer to Exchange, election form and Launcn Email

- These comprise the terms of the Offer

Review personalized information, and ask questions

- You have been provided with personalized information about eligible options and other aspects of the Offer
- Contact Scott Murcray if you have a request or additional questions

How do I make the election?

Participation is voluntary; you can choose not to participate

- **If you do nothing, you will be deemed not to have participated in the Offer - no changes will be made to your eligible options**

If you choose to participate, you must complete the election process as described in the Offer documents

- **By 9:00 pm PST on Offer expiration date, currently December 6, 2018**
- **By electronic mail to optionexchange@airxpanders.com**
- **You can change your election and even withdraw your participation via electronic mail by delivering a new election form which must be received by 9:00 pm PST on the Offer expiration date (currently December 6, 2018)**
- **Elections, changes or withdrawals submitted by any other meals, e.g. hand delivery, interoffice, U.S. mail, Federal Express, are not permitted**

What are the tax implications of participating in the Offer?

For U.S. taxpayers, the exchange generally should not be subject to tax at the time of the exchange

For non-U.S. taxpayers, tax implications may differ

You should consult your tax advisor to determine the personal tax consequences to you of participating in the exchange

- **If you are a taxpayer of more than one country, there may be additional or different tax and social insurance consequences that apply to you**

Important Considerations

Participation is voluntary

There are risks; review the "Risks of Participating" in the Offer Information

- **Cannot guarantee any particular benefit or return**
- **Vested options will be exchange for unvested options**
- **Does not guarantee future employment – if you resign or are terminated for any reason and your exchanged option is not vested, it will be cancelled**

Consult your financial, legal and/or tax advisors to weigh the benefits and risks involved in participating in the Offer

AirXpanders does not make any recommendation as to whether you should participate in the Offer

Questions?

Review the information provided in the Launch Email, the election form and the Offer to Exchange

Review the personalized information provided to you which includes information about your eligible options

You should direct questions about this offer to Scott Murcray at smurcray@airxpanders.com or +1 650 282 8106



Appendix

Questions/Example #1

Do I have to exchange all of my eligible options?

You may elect to exchange any, all or none of your eligible options grants.

However, with respect to each grant, you must exchange the entire outstanding and unexercised balance of the grant

- **If you have exercised a part of a grant, only the remaining unexercised balance is eligible to be exchanged**
- **You may <u>not</u> elect to exchange only a portion (such as the vested portion, the unvested portion, or otherwise) of the eligible options in an individual grant**

Questions/Example #2

What will I receive for eligible options I elect to exchange?

You elect to exchange an eligible option as follows:

- **Incentive stock option to purchase 4,800 shares of our common stock**
- **Per the original vesting schedule, 50% is currently vested and 50% is unvested**
- **The Offer expires and new options are granted on November 28, 2018**

You will receive a new stock option as follows:

- **Incentive stock option to purchase 4,800 shares of our common stock,**
- **Subject to new vesting schedule (see next slide), and**
- **An exercise price of the new option will be the closing price of AirXpanders stock one day following the Offer expiration date**

Questions/Example #2 (continued)

New Vesting schedule of the new option:

Scheduled Vesting Date for New Options	Number of Shares of our Common Stock Subject to New Option Grant
November 28, 2019	1,200
December 28, 2019	100
January 28, 2020	100
February 28, 2020	100
March 28, 2020	100
April 28, 2020	100
May 28, 2020	100
June 28, 2020	100
July 28, 2020	100
August 28, 2020	100
September 28, 2020	100
October 28, 2020	100
November 28, 2020	100
December 28, 2020	100
January 28, 2021	100
February 28, 2021	100
March 28, 2021	100
April 28, 2021	100

Scheduled Vesting Date for New Options	Number of Shares of our Common Stock Subject to New Option Grant
May 28, 2021	100
June 28, 2021	100
July 28, 2021	100
August 28, 2021	100
September 28, 2021	100
October 28, 2021	100
November 28, 2021	100
December 28, 2021	100
January 28, 2022	100
February 28, 2022	100
March 28, 2022	100
April 28, 2022	100
May 28, 2022	100
June 28, 2022	100
July 28, 2022	100
August 28, 2022	100
September 28, 2022	100
October 28, 2022	100
November 28, 2022	100